SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Novatel Wireless, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

April 21, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Novatel Wireless, Inc., to be held on Thursday, May 25, 2006, at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the annual meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

PETER V. LEPARULO Chief Executive Officer and Director

NOVATEL WIRELESS, INC.

9645 Scranton Road, Suite 205

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2006

To the Stockholders of Novatel Wireless, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held on May 25, 2006 at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, for the following purposes:

1. To elect two directors to the Board of Directors of the Company (the “Board”), each to serve a three-year term that expires at the Company’s 2009 Annual Meeting of Stockholders;

2. To ratify the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the 2006 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. The Board recommends a vote “For” items 1 and 2. The Board or proxy holders will use their discretion on other matters that may arise at the 2006 Annual Meeting of Stockholders.

The Board has fixed the close of business on April 5, 2006 as the record date for determining Stockholders entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders and any adjournments or postponements thereof.

By Order of the Board of Directors,

Catherine F. Ratcliffe V.P., Business Affairs and Secretary

April 21, 2006

San Diego, California

NOVATEL WIRELESS, INC.

9645 Scranton Road, Suite 205

San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2006

PROXY STATEMENT

INTRODUCTION

General Information About the 2006 Annual Meeting

We sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors of Novatel Wireless, Inc. (the “Company”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders to be held on May 25, 2006 at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, and at any adjournments or postponements thereof. You are invited to attend the 2006 Annual Meeting of Stockholders to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed Proxy Card.

We intend to mail this Proxy Statement and the accompanying Proxy Card on or about April 19, 2006 to all stockholders of record entitled to vote at the 2006 Annual Meeting of Stockholders.

Stockholders Entitled to Vote at the 2006 Annual Meeting

Only stockholders of record at the close of business on April 5, 2006 will be entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders. At the close of business on this record date, there were 29,438,422 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 5, 2006 your shares were registered directly in your name with the Company’s transfer agent, U.S. Stock Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2006 Annual Meeting of Stockholders or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed Proxy Card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 5, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2006 Annual Meeting of Stockholders. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the 2006 Annual Meeting of Stockholders. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Matters Scheduled for a Vote at the 2006 Annual Meeting

There are two matters scheduled for a vote at the 2006 Annual Meeting of Stockholders:

1.	The election of two directors to the Board, each to serve a three-year term that expires at the Company’s 2009 Annual Meeting of Stockholders; and

2.	The ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2006.

In addition to the two matters scheduled for a vote, the stockholders will consider such other business as may properly come before the 2006 Annual Meeting of Stockholders. We do not currently know of any other business that may come before the meeting.

Board Recommendation

The Board recommends a vote:

•	“For” the election of each of the nominated directors; and

•	“For” ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2006.

Unless you provide other voting instructions on your Proxy Card, your proxy (who is one of the individuals named in your Proxy Card) will vote in accordance with the recommendations of the Board with respect to these two matters.

Voting at the 2006 Annual Meeting

You may vote either “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on April 5, 2006. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2006 Annual Meeting of Stockholders or vote by proxy using the enclosed Proxy Card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the 2006 Annual Meeting of Stockholders and we will give you a ballot when you arrive.

•	To vote by proxy, complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. We urge you to complete and mail the proxy card to ensure that your vote is counted.

If you want to vote in person at the 2006 Annual Meeting of Stockholders, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

If you return a signed and dated Proxy Card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, and “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (who is one of the individuals named in your Proxy Card) will vote your shares using his or her best judgment. If you receive more than one Proxy Card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each Proxy Card to ensure that all of your shares are voted.

You can revoke your proxy at any time before the final vote at the 2006 Annual Meeting of Stockholders. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 9645 Scranton Road, Suite 205, San Diego, California 92121; or

•	You may attend the 2006 Annual Meeting of Stockholders and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Information Concerning the Counting of Votes

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine and on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.”

For the election of directors, the two nominees receiving the most “For” votes, among votes properly cast in person or by proxy, will be elected. Only votes “For” or “Withheld” will affect the outcome of the election of directors. Broker non-votes will have no effect.

To be approved, the second proposal (ratification of the Company’s independent auditors for the fiscal year ending December 31, 2006) must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote are represented at the 2006 Annual Meeting of Stockholders, in person or by proxy. On the record date, there were 29,438,422 shares outstanding and entitled to vote. As a result, at least 14,719,212 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting, in person or by proxy, may adjourn the meeting to another date.

Voting Results

Preliminary voting results will be announced at the 2006 Annual Meeting of Stockholders. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter ended June 30, 2006 filed with the SEC in August 2006 and available when filed at www.sec.gov.

General Information Concerning the Solicitation of Proxies

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will also request that brokerage firms, banks and other agents holding shares beneficially owned by others send proxy materials to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders’ reasonable expenses for doing so.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NOVATEL WIRELESS, INC. SINCE THE DATE HEREOF.

Our executive offices are located at 9645 Scranton Road, Suite 205, San Diego, California 92121, telephone (858) 812-3400. When this Proxy Statement refers to “we”, “us” and “our” it is referring to Novatel Wireless, Inc. together with its wholly-owned subsidiaries.

The date of this Proxy Statement is April 21, 2006.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently has seven seats, with six individuals currently serving on the Board and one current vacancy. In accordance with our certificate of incorporation, our Board is divided into three separate classes of directors and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.

At the 2006 Annual Meeting of Stockholders, the term of office of the two current Class III directors will expire. At the recommendation of the Nominating Committee, the Board has nominated Peter V. Leparulo and Horst J. Pudwill for election to the Board as the members of Class III. If elected at the 2006 Annual Meeting of Stockholders, each nominee would serve until the 2009 Annual Meeting and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating Committee may recommend and the Board may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that such nominees will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the 2006 Annual Meeting of Stockholders.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING

Peter V. Leparulo, age 47, has served as a director since May 2003 and as our Chief Executive Officer since January of 2003. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Horst J. Pudwill, age 60, has served as a director since July 2003. Since 1985, Mr. Pudwill has served as Founder, Chairman and Chief Executive Officer of Techtronic Industries Co., Ltd., a Hong Kong-based global manufacturer of industry leading brands in power tools, lawn and garden equipment, and floor care appliances. Mr. Pudwill co-founded Novatel Wireless and previously served on our Board from 1996 until 2000. Mr. Pudwill received a Master’s Degree in Commerce and Engineering from Technical College, Flensburg, Germany and a degree in Engineering from Technical College, Verden, Germany.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

John H. Davis, age 67, has served as a director since January 2005. Dr. Davis is currently a Co-Founder and Principal of Technology Advisors Group, LLC, a consulting firm that works with investors, board members and management teams of high tech companies. Prior to that, Dr. Davis served as a director and Chief Technology Officer of Allied Riser Communications Corporation from August 1999 to September 2000. Previously, Dr. Davis was a Principal of GeoPartners Research from August 1997 to August 1999. From 1988 through August 1997, Dr. Davis served as a corporate officer of AT&T in a number of positions including Group Technology Officer of AT&T Bell Labs and Chief Technical Officer of AT&T Communications Services. Dr. Davis received his Bachelor of Science from the Georgia Institute of Technology, a Master of Science from the Massachusetts Institute of Technology and a Ph.D from the University of Pennsylvania, all in the field of electrical engineering. In addition, Dr. Davis is a Fellow of the IEEE in recognition of his leadership in digital switching and a Fellow of the Radio Club of America for his pioneering work in cellular communications. Dr. Davis currently serves as the Chairman of our Corporate Governance Committee and as a member of our Audit Committee and Nominating Committee.

Robert H. Getz, age 44, has served as a director since December 1999. Mr. Getz has been a Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm that specializes in technology, specialty manufacturing, business service, and healthcare service investments, since December 1996. Prior to joining in the founding of Cornerstone, Mr. Getz served as a Managing Director of Prudential Equity Investors, Inc., also a private equity investment firm, from February 1987 to December 1996. Mr. Getz also serves as a director of Haynes International, Inc., a developer and manufacturer of high-performance alloys, and as a director of several private companies. Mr. Getz holds a Bachelor of Arts from Boston University and a Master of Business Administration in finance from the Stern School of Business at New York University. Mr. Getz currently serves as the Chairman of both our Compensation Committee and our Nominating Committee and as a member of our Audit Committee and Corporate Governance Committee.

Peng K. Lim, age 43, has served as a director since February 2001. Mr. Lim has served as the President and Chief Executive Officer of Tapwave, Inc., a handheld and entertainment platform company, since May 2001. Prior to that time, Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 to May 2001. Prior to that time, Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly-owned subsidiary of Fujitsu Limited, from June 1997 to March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, a semiconductor company. Mr. Lim currently serves on the Board of Directors of Tapwave, Inc. Mr. Lim holds a Bachelor of Science and a Master of Science in Electrical Engineering from University of Windsor and a Master of Engineering Management from Northwestern University. Mr. Lim is an alumnus of the Stanford Executive Program at Stanford University. Mr. Lim currently serves as a member of our Compensation Committee, our Corporate Governance Committee and our Nominating Committee.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

David A. Werner, age 53, has served as a director since January 2004. Since 2004, Mr. Werner has been Co-Owner of Aerofit, Inc., an engineered component manufacturer. Prior to that, Mr. Werner was a Partner at Engineered Components, an acquisition and business development company serving the engineered components market, which he joined in 2002. Prior to Engineered Components, Mr. Werner served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. Prior to that, Mr. Werner was Executive Vice President and a member of the Board of Directors for Kaynar Technologies, Inc., a specialty component manufacturer, from 1994 to 1999. Mr. Werner is a Certified Public Accountant and received both a Bachelor of Science in Business Administration and a Master of Business Administration both from the University of Southern California. Mr. Werner currently serves as the Chairman of our Audit Committee and as a member of our Nominating Committee and our Compensation Committee.

Mark Rossi, who was elected as a Class II director in July 2005 at the 2005 Annual Meeting of Stockholders and who had served on our Board since 1999, resigned from the Board effective March 29, 2006.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The listing standards of the Nasdaq Stock Market (“Nasdaq”), on which our shares are listed, require that a majority of the members of a listed company’s Board of Directors qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations, except for Mr. Leparulo, the CEO and an employee of the Company. Mr. Leparulo is not a member of any Board committee. In addition, all our non-employee directors qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) and the rules and regulations thereunder, and as “non-employee directors” as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

INFORMATION REGARDING THE BOARD AND ITS STANDING COMMITTEES

The Company’s independent directors meet regularly in executive sessions at which only independent directors are present. Stockholders interested in communicating with independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Novatel Wireless, Inc. at 9645 Scranton Road, Suite 205, San Diego, CA 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit, Compensation, Corporate Governance or Nominating Committee, as applicable.

In 2005, the Board had four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee. Each such committee operates pursuant to a written charter which is available upon written request sent to the address immediately above. We filed the Audit Committee charter as an appendix to our definitive Proxy Statement in May 2004 and we are filing the Nominating Committee charter as an appendix to this Proxy Statement and available at www.sec.gov.

Audit Committee. The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process; reviews our financial controls; selects, compensates and reviews the services of our Independent Registered Public Accounting Firm; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of the Company’s quarterly financial statements. During the year ended December 31, 2005, our Audit Committee consisted of Messrs. Getz, Rossi and Werner with Mr. Werner serving as Chairman. In connection with Mr. Rossi’s resignation from the Board on March 29, 2006, the Board appointed Dr. John Davis to the Audit Committee on April 12, 2006 such that the Audit Committee currently consists of Messrs. Davis, Getz and Werner with Mr. Werner continuing to serve as Chairman. The Board has determined that Mr. Werner qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In addition, the Board has determined that Mr. Werner is “financially sophisticated” within the meaning of applicable Nasdaq regulations. The Board made a qualitative assessment of Mr. Werner’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer. The Audit Committee met 6 times during the year ended December 31, 2005 and its report is included later in this Proxy Statement.

Compensation Committee. The Compensation Committee of the Board of Directors reviews and approves the compensation of our executive officers and non-employee directors, oversees the stock incentive and stock purchase plans, reports to the Board regarding compensation matters, oversees our Secondary Compensation Committee and performs other duties as the Board may request from time to time. From January 2005 until July 2005, our Compensation Committee consisted of Messrs. Rossi, Lim and Pittard. In July 2005, in connection with Mr. Pittard’s determination not to seek re-election as a director at the 2005 Annual Meeting of Stockholders, the Board appointed Mr. Werner to the Compensation Committee, and for the remainder of 2005, the Compensation Committee consisted of Messrs. Rossi, Lim and Werner. Mr. Rossi served as Chairman of the Compensation Committee throughout all of 2005. In connection with Mr. Rossi’s resignation from the Board on

March 29, 2006, the Board appointed Mr. Robert Getz as a member and Chairman of the Compensation Committee on April 12, 2006 such that the Compensation Committee currently consists of Messrs. Getz, Lim and Werner. The Compensation Committee met 12 times during 2005 and its report is included later in this Proxy Statement.

Corporate Governance Committee. The Corporate Governance Committee of the Board of Directors is responsible for establishing a set of corporate governance principles for the Company and monitoring the Board’s and management’s compliance with the established principles. From January until July 2005, our Corporate Governance Committee consisted of Messrs. Pittard, Getz and Lim, with Mr. Pittard serving as Chairman, and thereafter in 2005 consisted of Messrs. Davis, Getz and Lim with Mr. Getz serving as Chairman. Effective April 12, 2006, Dr. Davis was appointed as Chairman of the Corporate Governance Committee. The Corporate Governance Committee met 1 time during 2005.

Nominating Committee. The Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company and members of the Board’s constituent committees, and recommending candidates for the Board to appoint or recommend that our stockholders approve, as applicable. For any given year, our Nominating Committee consists of all our independent directors other than those directors whose terms of office expire at the next occurring annual meeting of stockholders. The Nominating Committee currently consists of Messrs. Davis, Getz, Lim and Werner with Mr. Getz serving as Chairman. The Nominating Committee met 2 times during 2005.

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. To this end the Nominating Committee considers (1) the current size and composition of the Board and the needs of the Board and its constituent standing committees, (2) such factors as relevant business experience, expertise, character, judgment, length of potential service, independence, and other pre-existing commitments, (3) in the case of incumbent directors, such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that may impair such directors’ independence and (4) such other factors as the Nominating Committee may deem appropriate.

The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Corporate Secretary at the following address: 9645 Scranton Road, Suite 205, San Diego, CA 92121. Such recommendations must be received by the Corporate Secretary at least 120 calendar days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, the nominee’s home and business contact information, a description of the proposed nominee’s business experience for at least the previous five years, information regarding any relationships between the candidate and the Company within the last three years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received, nor has it rejected, a timely director nominee from a stockholder or stockholders holding more than 5% of our voting capital stock.

2005 BOARD MEETINGS AND DIRECTOR ATTENDANCE AT 2005 ANNUAL MEETING

During the year ended December 31, 2005, our Board of Directors met 7 times (including regularly scheduled and special meetings), and acted by unanimous written consent 2 times. Each Board member attended

75% or more of the meetings of the Board and the committees on which he served, that were held during the period for which he was a director or committee member, respectively, except for Mr. Pudwill who attended 57% of such meetings held. Although the Company does not have a formal policy regarding attendance by members of the Board at the Annual Meetings of Stockholders, we encourage, but do not require, directors to attend. 1 of our directors attended the 2005 Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of the Company at 9645 Scranton Road, Suite 205, San Diego, CA 92121. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

Our Board of Directors has adopted a code of business conduct and ethics that applies to all our directors, officers and employees. We distribute this code to our newly appointed directors and newly hired employees and conduct training sessions regarding its content for all directors, officers and employees. In the event that an amendment to, or a waiver from, a provision of the code of business conduct and ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. A copy of our code of business conduct and ethics can be obtained from our website at www.novatelwireless.com.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP, an international Independent Registered Public Accounting Firm, as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2006 Annual Meeting of Stockholders. KPMG LLP has audited the Company’s financial statements since the fiscal year ending December 31, 2002. The Audit Committee believes that KPMG LLP’s experience with and knowledge of the Company are important, and would like to continue this relationship. A representative of KPMG LLP is expected to attend the 2006 Annual Meeting of Stockholders. The KPMG LLP representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

KPMG LLP has advised us that the firm does not have any direct or indirect financial interest in Novatel Wireless or any of its wholly owned subsidiaries, nor has KPMG LLP had any such interest since the inception of Novatel Wireless in 1996, other than as a provider of auditing and accounting services. In making the selection of KPMG LLP to continue as our Independent Registered Public Accounting Firm for the year ended December 31, 2006, the Audit Committee reviewed past audit results and the non-audit services performed during the Company’s fiscal year 2005 and which are proposed to be performed during fiscal year 2006. In selecting KPMG LLP, the Audit Committee carefully considered KPMG LLP’s independence. KPMG LLP has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

Neither the Company’s bylaws nor other governing documents requires stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain KPMG LLP, but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting of Stockholders will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows aggregate fees billed to the Company for fiscal years ended December 31, 2004 and December 31, 2005, by KPMG LLP.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees (1)	$839,800	$951,149
Audit-Related Fees (2)	—	—
Tax Fees (3)	$243,500	$31,256
All Other Fees (4)	—	—

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) managements assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or reviews of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. In addition, the Company paid Deloitte & Touche $154,256 for tax services rendered in 2005 and $341,416 for tax services rendered in 2004.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our Independent Registered Public Accounting Firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate fee amount requires specific pre-approval by the Audit Committee. For 2005, all audit and not audit services that KPMG LLP rendered to the Company were pre-approved in accordance with Company guidelines.

The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Novatel Wireless Board of Directors

The role of the Audit Committee is to oversee the financial reporting process of the Company on behalf of the Board of Directors, and to appoint, compensate, retain, and oversee the services of the Company’s Independent Registered Public Accounting Firm. The Audit Committee reviews the Company’s financial controls, meets with the Company’s management regarding the financial controls, acts upon recommendations of the Company’s Independent Registered Public Accounting Firm and takes further actions as the Audit Committee deems necessary for the completion of an audit of the Company’s financial statements. The Company’s management has the primary responsibility for the preparation of Novatel Wireless’ financial statements as well as its financial reporting processes, accounting principles and internal controls. The Company’s Independent Registered Public Accounting Firm is responsible for performing an annual audit and quarterly reviews of the Company’s financial statements and, with respect to the annual audit, expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, the Company’s Independent Registered Public Accounting Firm expresses its own opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2005 with management and, separately, with KPMG LLP, the Company’s Independent Registered Public Accounting Firm. The Audit Committee has discussed with such firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as currently in effect, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements and matters relating to the auditor’s judgments about the acceptability and the quality of Novatel Wireless’ accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as currently in effect, and it has discussed with KPMG LLP its independence from both the Company and Company management. The Audit Committee has also considered whether KPMG LLP’s provision of non-audit services to the Company would be compatible with maintaining its independence.

In the performance of this oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by KPMG LLP. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that Company management has maintained adequate financial reporting processes, accounting principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that KPMG LLP meets the applicable standards for its independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Novatel Wireless as of and for the year ended December 31, 2005 be included in the Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Audit Committee

John H. Davis*

Robert H. Getz

David A. Werner, Chairman

*	Dr. Davis was appointed to the Audit Committee on April 12, 2006 and therefore he did not participate in Audit Committee matters prior to that date.

OTHER MATTERS

The Company does not know of any other matters that will be presented for consideration at the 2006 Annual Meeting of Stockholders. However, if any other matters properly come before such annual meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board may recommend. By execution of the enclosed Proxy Card, you grant discretionary authority with respect to such other matters.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position with the Company
Peter V. Leparulo	47	Chief Executive Officer and Director
Robert M. Hadley	43	Senior Vice President, Worldwide Sales and Marketing
Dan L. Halvorson	40	Chief Financial Officer
Catherine F. Ratcliffe	48	Vice President, Business Affairs and Secretary
Christopher J. Ross	52	Vice President, Operations
Slim S. Souissi	40	Senior Vice President and Chief Technology Officer
George B. Weinert	47	Chief Operating Officer

Peter V. Leparulo has served as a director since May 2003 and as our Chief Executive Officer since January of 2003. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

Robert M. Hadley has served as our Senior Vice President of Worldwide Sales and Marketing since 2004 and during 2003 served as our Vice President of Sales and Marketing. Prior to that time, he served as our Vice President of Strategic Accounts from April 2001 to December 2002. Before joining us, Mr. Hadley was Vice President of Sales for e-SIM Ltd., a provider of advanced simulation technology for product development. Prior to that Mr. Hadley held various senior sales and marketing positions inside Aonix, a Thomson Software company providing IT solutions for corporate enterprise reporting and lifestyle software development markets, where he rose to the position of Vice President of Marketing. Mr. Hadley holds a Bachelor of Science in Computer Science from San Diego State University.

Dan L. Halvorson has served as our Chief Financial Officer since May 2004. Prior to that time, Mr. Halvorson served as our Vice President of Finance, Chief Accounting Officer and Treasurer since January 2004, our Vice President of Finance and Treasurer since September 2001, and as Director of Finance and Treasurer since joining us in March 2000. He earlier worked in public accounting at both Deloitte & Touche and PriceWaterhouse Coopers for a total of eight years serving both public and private client companies. Mr. Halvorson is a Certified Public Accountant and holds a Bachelor of Science from San Diego State University.

Catherine F. Ratcliffe has served as our Vice President of Business Affairs and Secretary, since joining the Company in May 2004. Before joining Novatel Wireless she practiced law privately, most recently as partner in the law firm Lamb & Kawakami. From 1997 to 2002 she was Vice President, General Counsel & Human Resources at Day Runner, Inc. Prior to that, she was a partner in the law firm Bryan Cave LLP practicing in the corporate finance, securities and mergers and acquisition areas from 1992 to 1997. Ms. Ratcliffe holds a Bachelor of Arts from the University of California at Los Angeles and a Juris Doctor from the University of California at Berkeley.

Christopher J. Ross joined Novatel Wireless in July 2005 as Vice President of Operations. From 1999 to 2005, Mr. Ross was Vice President of Operations at Ericsson Wireless Communications where he was responsible for world-wide supply of wireless telecommunications infrastructure based on CDMA radio access technology. From 1994 to 1999, he was Vice President, Manufacturing at QUALCOMM where he established and managed the company’s large systems manufacturing operations during a period of rapid growth. Prior to QUALCOMM, he was Vice President of Manufacturing at Spectragraphics where he founded the company’s contract manufacturing subsidiary (SMS Technologies) and also served as its General Manager. Mr. Ross holds both Bachelor and Master of Electrical Engineering degrees from Manhattan College.

Slim S. Souissi has served as our Senior Vice President and Chief Technology Officer since 2004 and prior to that time since October 2002, served as our Vice President and Chief Technology Officer. Prior to that time, he served as our Vice President of Emerging Technologies from December 2001 to October 2002 and as our Principal Research Scientist from May 2000 to December 2001. Prior to joining us, Dr. Souissi was Principal Staff Engineer in Motorola’s research and development operation from November 1994 to May 2000. Dr. Souissi earned a Ph.D. and a Master of Science in Electrical Engineering from the Georgia Institute of Technology, a Master of Science in Digital Signal Processing from the Ecole Superieure d’Electricite (France) and a Master of Science in Engineering from the Ecole Superieure d’Ingenieurs de Marseille (France). In addition, Dr. Souissi holds 28 U.S. patents, all related to wireless technology.

George B. Weinert has served as our Chief Operating Officer since April 4, 2006. Prior to that time he served as our Vice President of Business Development since April 2003. From January 2002 to February 2003, he worked as Chief Operating Officer for Okbridge, Inc., an internet gaming and software company. From February 1998 to November 2001, Mr. Weinert worked for Novatel Wireless in both product management and strategic planning capacities. Prior to joining Novatel Wireless, he served as COO of Okbridge and as Vice President of Product Management at iVasion/RouterWare, Inc., where he oversaw the design, development and delivery of all commercial and OEM networking products. Mr. Weinert has also held senior management positions with NetManage, Inc., Age Logic, Inc., and Pathway Systems, where his responsibilities included engineering, sales and marketing of software and hardware products for local and wide area networking. He received a Bachelor of Science in Business Administration from San Diego State University.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 20, 2006, by: (i) each person or group of affiliated persons who, to our knowledge, beneficially owns more than 5% of our outstanding common stock, (ii) each of our current directors and nominees for director, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all our current directors and executive officers as a group. Our common stock is the only class of our voting equity securities currently issued and outstanding.

We have relied exclusively upon information provided to us by our directors and executive officers and copies of documents that have been filed with the SEC by others for purposes of determining the number of shares of our capital stock each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting and investment power with respect to the subject securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned by them. The applicable percentage of ownership for each stockholder in the table below is based on 29,438,232 shares of common stock outstanding on March 20, 2006, together with all applicable vested and exercisable stock options for that stockholder as of March 20, 2006. In addition, shares of our common stock that are issuable upon exercise of stock options or common stock purchase warrants within 60 days of March 20, 2006 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Name and Address of Beneficial Owner (1)	Common	Common
Artis Capital Management, LLC (2) One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105	3,557,160	12.08%
Peter V. Leparulo (3)	802,047	2.65
Horst J. Pudwill (4)	288,507	*
Robert M. Hadley (5)	228,700	*
Slim S. Souissi (6)	206,559	*
Dan L. Halvorson (7)	206,340	*
Catherine F. Ratcliffe (8)	172,720	*
Robert H. Getz (9)	100,275	*
David A. Werner (10)	74,875	*
Peng K. Lim (11)	61,608	*
John H. Davis (12)	48,367	*
All directors and executive officers as a group (12 persons)	2,261,297	7.18

*	Represents less than one percent of the outstanding class of voting securities.
(1)	Unless otherwise indicated, the principal address for each of the persons listed is c/o Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, CA 92121.
(2)	Pursuant to a Form 13G/A filed with the SEC on March 3, 2006, Artis Capital Management, LLC (“Artis”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the listed shares of common stock of the Company. For purposes of the reporting requirements of the Exchange Act, Artis is deemed to be a beneficial owner of such shares; however, Artis expressly disclaims that it is, in fact, the beneficial owner of these shares, except to the extent of its pecuniary interest therein. No individual client, other than Artis Technology 2X Ltd. (“2X”), holds more than five percent of the outstanding common stock of the Company. 2X expressly disclaims that it is the beneficial owner of such shares.

(3)	Includes 801,032 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(4)	Includes 88,475 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(5)	Represents 228,700 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(6)	Includes 203,113 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(7)	Includes 204,506 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(8)	Includes 170,541 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(9)	Represents 100,275 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(10)	Represents 74,875 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(11)	Represents 61,608 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.
(12)	Represents 48,367 shares of common stock issuable within 60 days of March 20, 2006 upon the exercise of stock options.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors, certain of our officers (as defined in regulations issued by the SEC), and persons who beneficially own more than ten percent of any class of any equity security of ours which is registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our securities. Such officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Each of our executive officers named in the Summary Compensation Table was subject to the reporting requirements of Section 16 during the fiscal year ended December 31, 2005.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations made to us that no other reports were required during 2005, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were satisfied.

COMPENSATION OF DIRECTORS

Cash Compensation. During 2005, our Board compensation policy provided for each non-employee director to receive $1,500 for each Board meeting he attended ($750 if attendance was telephonic) and $1,000 for each Board Committee meeting he attended ($500 if attendance was telephonic) as well as reimbursement of reasonable expenses incurred in connection with attending those meetings. In October 2005, following a review conducted by an outside compensation consultant, the Board authorized, in addition to the foregoing meeting fees, annual cash retainer fees to our non-employee directors of (i) $15,000 for each such director, (ii) $10,000 for the Chairman of the Audit Committee, and (iii) $5,000 for the Chairman of the Board and of each of the Compensation Committee and the Corporate Governance Committee. Mr. Leparulo, our sole employee director during 2005 and currently, is not a member of any Board Committee and we do not compensate him in his capacity as a director. In 2005, our non-employee directors earned an aggregate of $125,000 in cash compensation from the Company.

Incentive Stock Compensation. Each non-employee director of ours receives options to purchase shares of the Company’s common stock pursuant to our 2000 Stock Incentive Plan (the “2000 Plan”). Options granted under the 2000 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code. The Company typically grant options to our non-employee directors upon their joining the Board. As of October 2005, the Board of Directors determined that each director who is elected for the first time to be a non-employee director of the Company will be granted options to purchase 30,000 shares of our common stock upon the date of initial election to the Board of Directors, whether elected by the Board or stockholders of the Company. In addition, our current practice is to annually grant each non-employee director options to purchase 15,000 shares of our common stock. These options last for a 10 year term and vest and become exercisable over a three-year period, with one-fifth of the options vesting and becoming exercisable six months following the date of grant and the remaining options vesting ratably over the following 30 months so long as service on our Board continues. The exercise price per share of options granted to non-employee directors is 100% of the fair market value of the Company’s common stock on the date of grant. In the event of a change in control of the Company, the vesting of director options would accelerate and such options would become fully vested and exercisable. In addition, a director generally has 90 calendar days following his departure from the Board within which to exercise stock options that had vested and become exercisable as of the date of the departure. Options that have not vested as of the date of the director’s departure from the Board are immediately returned to the 2000 Plan and become re-available for grant. The foregoing summary is qualified in its entirety by reference to the 2000 Plan itself and the applicable director stock option agreement.

In October 2005, in accordance with the annual practice described above, the Company granted options to purchase 15,000 shares of common stock to each non-employee director of the Company (7,500 such shares in the case of Dr. Davis who had joined our Board in January 2005 and therefore received an initial grant of stock options at such time) at an exercise price of $13.66 per share, the fair market value of shares of our common stock on the date of grant based on the closing sales price reported on Nasdaq for the date of grant.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Compensation Committee with respect to the compensation earned by our executive officers during the fiscal year ended December 31, 2005.

Introduction

The Compensation Committee is comprised solely of non-employee directors of Novatel Wireless. Each member of the Compensation Committee satisfies the applicable independence requirements specified by Nasdaq and the SEC. The Compensation Committee has the authority to retain compensation consultants concerning both regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of the Company’s compensation programs. The Compensation Committee meets at regularly scheduled times during the year, holds additional meetings from time to time, and also considers and takes action by written consent. In addition, the Compensation Committee regularly reports to the Company’s Board of Directors regarding its activities.

Role of the Compensation Committee

The Compensation Committee is responsible for:

•	establishing and reviewing the general compensation policies and levels of compensation applicable to the Company’s chief executive officer, other executive officers and the Company’s non-employee directors in their respective capacities as Board and Board Committee members;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies;

•	overseeing the Company’s compensation plans that may be adopted by the Company from time to time; and

•	overseeing the Company’s Secondary Compensation Committee which is responsible for authorizing and approving stock option grants to newly hired employees.

General Policies Regarding Compensation of Executive Officers

In establishing compensation for the Company’s executive officers, the Compensation Committee seeks to:

•	attract and retain individuals of superior ability and managerial talent;

•	motivate individuals for the achievement of the operational and strategic business objectives of Novatel Wireless; and

•	align the goals of the Company’s executive officers with those of its stockholders.

To those ends, the Company’s executive officer compensation package for the year ended December 31, 2005 consisted of a base salary, a variable discretionary performance award in the form of a cash bonus, and a long-term, stock-based incentive award in the form of options to purchase shares of the Company’s common stock. The Compensation Committee retained the services of an independent compensation and benefits consultant in connection with determining 2005 executive officer compensation. Compensation for each executive officer was weighted towards the variable components in order to ensure that total compensation would reflect the overall success or failure by the executive to meet the appropriate performance measures, both quantitative and qualitative. (The Compensation Committee separately discusses 2005 CEO compensation later in this report.)

Base Salary. For the year ended December 31, 2005, the Compensation Committee established base salary levels for the Company’s executive officers after its review of the compensation of executives with comparable responsibilities at similarly situated companies. The Compensation Committee generally compared the Company’s corporate performance with that of other companies in the same or similar industries and also focused on comparable companies, based on various metrics, that are located in Southern California. In order to identify certain comparables, the Compensation Committee used information provided in independent third-party published surveys including the Radford Executive Compensation Report as well as the services of an independent consultant. In addition, the Compensation Committee considered departmental performance, incumbent performance and experience, relative levels of pay among the executive officers and recommendations from the Company’s CEO for base salary levels other than his own.

At its March 7, 2005 meeting, the Compensation Committee approved base salary increases for all the executive officers effective as of such date. Other than with respect to the CEO, the annual base salary for each non-commissioned executive officer was set at $220,000 and the annual base salary for the Company’s commissioned executive officer was set at $176,000.

Variable Discretionary Performance Awards. The payment of variable discretionary performance awards to the Company’s executive officers is intended to promote a pay for performance philosophy. At its April 19, 2005 meeting, the Compensation Committee adopted the Senior Management Bonus Plan pursuant to which it set target bonus levels, expressed as a percentage of annual base salary, for each executive officer including the CEO (“Bonus Plan”). Under the Bonus Plan, the CEO was eligible to receive a bonus award of up to 75% of his base salary in effect as of the end of 2005, and the non-commissioned executive officers were eligible to receive a bonus award of up to 50% of their respective annual base salaries in effect at the end of 2005. With respect to the Company’s commissioned executive officer, the potential bonus percentage under the Bonus Plan was set at 25%.

The performance criteria under the Bonus Plan for each executive officer was a combination of overall corporate, departmental and individual performance. The Compensation Committee measured overall corporate performance using a number of metrics including achievement of the Company’s operating plan. Departmental and individual achievements were measured against specific objectives communicated in advance to each executive officer and included both quantitative and qualitative objectives.

At its February 15, 2006 meeting, the Compensation Committee reviewed executive officer performance against the stated benchmarks and considered the individual performance evaluations of each executive officer in making awards under the Bonus Plan for fiscal 2005 performance. The Summary Compensation Table set forth on page 21 of this Proxy Statement includes the bonus awards for the Company’s Named Executive Officers that were approved by the Compensation Committee at its meeting on February 15, 2006 and paid in full in cash on February 28, 2006.

Long-Term Stock-Based Incentive Awards. The Compensation Committee recognizes that, while a cash bonus provides awards for positive short-term and mid-term performance, the interests of stockholders are best served by providing employees the opportunity to participate in the appreciation in the value of the Company’s common stock through the granting of stock-based incentives. Stock-based incentives constitute the long-term portion of our executive officer compensation package. Stock based incentive grants are typically made in connection with the hiring of an executive officer and, thereafter, annual consideration is given with respect to additional awards. Such awards typically vest and become exercisable over a 3 or 4 year period as a means of encouraging executive officers and other employees to remain with Novatel Wireless and to promote its success.

In granting stock-based awards for the year ended December 31, 2005, the Compensation Committee took into account many factors including the executive’s ongoing contributions to Novatel Wireless, retention consideration, the ability to create a long-term incentive to achieve or exceed the financial goals of Novatel Wireless and consistency within the executive officer’s peer group. At its March 7, 2005 meeting, the Compensation Committee granted each executive officer at the time (other than the CEO) options to purchase 100,000 shares of the Company’s common stock at an exercise price per share equal to 100% the fair market value of the Company’s common stock on the date of grant or $11.04 per share. Vesting and other information with respect to these grants are set forth on page 21 of this Proxy Statement.

Other Benefits. Each executive officer is also currently entitled to participate in the Company’s compensation and benefit plans available to all Novatel Wireless employees such as the Employee Stock Purchase Plan and, with respect to all U.S. employees, the Company’s 401(k) plan, and general health and disability insurance programs.

Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of the Company’s executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to Novatel Wireless and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

Chief Executive Officer Compensation with respect to 2005.

The Compensation Committee determined the compensation of Mr. Peter Leparulo, the Company’s CEO for the fiscal year ended December 31, 2005, in accordance with the criteria discussed above with respect to all executive officers and was driven by several factors including the importance of Mr. Leparulo’s position at

Novatel Wireless, the Company’s position in the rapidly evolving wireless technology sector and, most importantly, Mr. Leparulo’s performance. Mr. Leparulo was not present during the Compensation Committee’s discussions about, or determination of, his 2005 compensation. Mr. Leparulo’s compensation was reviewed and analyzed by the Compensation Committee, in consultation with its independent consultant, in the context of all the aggregate amounts and mix of all the components of his total compensation. At its March 7, 2005 meeting, the Compensation Committee determined to increase Mr. Leparulo’s annual base salary from $350,000 to $400,000 effective on such date. In addition, it granted him options to purchase 300,000 shares of the Company’s common stock at an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant, or $11.04 per share. Vesting and other information with respect to these grants are set forth on page 21 of this Proxy Statement. For 2005, Mr. Leparulo was eligible for a cash bonus of up to 75% of his base salary pursuant to the terms of the Bonus Plan, dependent on his achievement of the various quantitative and qualitative benchmarks that had been set by the Compensation Committee in 2005. At its February 15, 2006 meeting, the Compensation Committee reviewed Mr. Leparulo’s performance against the stated benchmarks for the discretionary bonus, and awarded Mr. Leparulo a bonus of $262,500 which the Company paid him in full in cash on February 28, 2006.

Compensation Committee

Robert H. Getz, Chairman*

Peng K. Lim

David A. Werner**

*	Mr. Getz was appointed to the Compensation Committee on April 12, 2006 and therefore he did not participate in Compensation Committee matters prior to that date.
**	Mr. Werner was appointed to the Compensation Committee on July 20, 2005 and therefore he did not participate in Compensation Committee matters prior to that date.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows for the fiscal years ended December 31, 2003, 2004, and 2005, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, and the four other most highly-compensated executive officers during the fiscal year ended December 31, 2005 (the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation						Long-Term Compensation	All Other Compensation ($) (3)
		Salary ($)		Bonus ($) (2)		Other Annual Compensation ($)		Securities Underlying Options Granted
Peter V. Leparulo Chief Executive Officer	2005 2004 2003	390,933 318,575 198,764	(1)	262,500 262,500 —		— — —		300,000 350,000 771,334	8,400 8,200 —

Robert M. Hadley Senior Vice President, Worldwide Sales & Marketing	2005 2004 2003	173,097 159,889 145,333	(1)	259,036 247,804 54,320	(6) (6) (6)	— — —		100,000 100,000 247,134	8,400 8,200 —

Slim S. Souissi Senior Vice President and Chief Technology Officer	2005 2004 2003	216,372 190,562 149,875	(1)	96,250 101,000 —		— — —		100,000 100,000 247,707	8,400 7,672 —

Dan L. Halvorson Chief Financial Officer	2005 2004 2003	216,372 193,021 159,631	(1)	96,250 50,000 —		— — —		100,000 150,000 97,277	8,400 7,730 —

Catherine F. Ratcliffe Vice President, Business Affairs and Secretary (4)	2005 2004	216,372 119,727	(1) (4)	96,250 66,666	(4)	9,500	(5)	100,000 200,000	8,400 4,789

(1)	Effective March 7, 2005, the annual base salary for Mr. Leparulo was increased to $400,000 and the annual base salary for each of Messrs. Souissi and Halvorson and Ms. Ratcliffe was increased to $220,000. Effective March 7, 2005, the annual base salary for Mr. Hadley was increased to $176,000.
(2)	Unless otherwise noted, the amount for any year represents the amount earned in that year, whether or not paid in the year in which it was earned.
(3)	Represents Company matching contributions under its 401(k) plan which vest over a 4-year period commencing with the year the match was earned. The Company initiated its matching program in fiscal year 2004.
(4)	Ms. Ratcliffe joined the Company on May 12, 2004. Her 2004 bonus was pro-rated based on the length of her service during 2004.
(5)	Represents an automobile allowance paid to Ms. Ratcliffe.
(6)	Includes aggregate sales commission payments to Mr. Hadley totaling $242,536 for 2005, $207,804 for 2004, and $54,320 for 2003.

Stock Option Grants and Exercises

The Company grants options to its executive officers under the 2000 Plan. During 2005, we granted options to purchase a total of 700,000 shares of our common stock to the Named Executive Officers at an exercise price of $11.04 per share. During the same period, we granted options to purchase a total of 866,138 shares of our common stock to all other employees and options to purchase an aggregate of 182,500 shares to our non-employee directors at exercise prices equal to 100% of the fair market value of our common stock per share on the date of grant, as quoted on Nasdaq. The options granted to the Named Executive Officers during 2005 vest over a three-year period, with one-fifth of the options vesting and becoming exercisable on the six month anniversary of the vesting commencement date, which was January 1, 2005, and the remaining options vesting ratably on a monthly basis over the following 30 months so long as the executive officer’s employment with or service for us continues. In addition, if we were to terminate Mr. Leparulo’s employment without cause or in the event of a change in control of our Company, the vesting of the options granted to Mr. Leparulo during fiscal year 2005 would accelerate and such options would become fully vested and exercisable. A holder of employee stock options granted under the 2000 Plan generally has 90 calendar days following his or her departure from the Company within which to exercise stock options that had vested and become exercisable as of the date of the departure. Options that have not vested as of the date of the employee’s separation from the Company are immediately returned to the 2000 Plan and become re-available for grant. The foregoing summary is qualified in its entirety by reference to the 2000 Plan itself and the applicable executive officer stock option agreement.

Option Grants in Last Fiscal Year

	Individual Grants				Grant Date Present Value (2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Sh)	Expiration Date
Peter V. Leparulo	300,000	19.16%	11.04	3/7/15	$1,826,130
Robert M. Hadley	100,000	6.39%	11.04	3/7/15	$608,710
Slim S. Souissi	100,000	6.39%	11.04	3/7/15	$608,710
Dan L. Halvorson	100,000	6.39%	11.04	3/7/15	$608,710
Catherine F. Ratcliffe	100,000	6.39%	11.04	3/7/15	$608,710

(1)	Based on 1,566,138 options granted to employees of the Company during 2005.
(2)	The grant date present value was determined using a Black-Scholes option pricing model with the following assumptions: expected volatility of 70.0%, risk free rate of return of 3.74%, no dividend yield and an expected term of four years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises during 2005 by our Named Executive Officers as well as unexercised options held by each of them at December 31, 2005.

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter V. Leparulo	15,000	$216,000	693,243	361,122	$3,581,145	$408,564
Robert M. Hadley	—	—	175,672	146,208	$846,133	$445,392
Slim S. Souissi	39,494	$434,631	150,024	146,300	$521,513	$446,262
Dan L. Halvorson	2,594	$33,099	160,796	142,231	$330,156	$218,569
Catherine F. Ratcliffe	—	—	133,041	166,959	$35,666	$71,334

(1)	Amount based on the difference between the fair market value of our common stock on the date of exercise and the exercise price per share of the particular stock options that the individual exercised, multiplied by the number of those options exercised.

(2)	The aggregate value of unexercised in-the-money options held by each of the Named Executive Officers at December 31, 2005 represents the aggregate of the positive spread, on a grant-by-grant basis, between the exercise price of the stock options and the fair market value of our common stock, multiplied by the number of exercisable or unexercisable options subject to that grant (based upon a fair market value of our common stock equal to $12.11 per share, which was the closing sales price of our common stock on the Nasdaq National Market on December 31, 2005; the actual value, if any, that will be realized if these options are exercised will depend upon the difference between the exercise price of the particular options at issue and the market price of our common stock at the time the options are exercised, if ever).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of common stock that may be issued under the Company’s existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	5,444,442	$13.58	1,827,481	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,444,442	$13.58	1,827,481

(1)	Includes the Amended and Restated 1997 Employee Stock Option Plan, the 2000 Plan and the Amended and Restated Employee Stock Purchase Plan.
(2)	Consists of shares available for future issuance under the Amended and Restated Employee Stock Purchase Plan and the 2000 Plan. As of December 31, 2005, an aggregate of 138,883 shares of the Company’s common stock were available for issuance under the Employee Stock Purchase Plan and 1,688,598 shares of the Company’s common stock were available for issuance under the 2000 Plan. The number of shares of our common stock available for issuance under the Employee Stock Purchase Plan automatically increases on the first trading day of January each calendar year by an amount equal to the lesser of (a) 0.5% of the outstanding shares of our common stock on the last day of the prior fiscal year, (b) 18,000 shares, or (c) such lesser number of shares as may be determined by our Board in its sole discretion.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

None of our executive officers currently has an employment agreement with us.

Senior Management Bonus Plan

On April 19, 2005, the Compensation Committee approved a Senior Management Bonus Plan pursuant to which the Company’s executive officers were eligible to receive a cash bonus in an amount equal to a percentage of their respective base salary, as in effect at the end of the fourth quarter of fiscal year 2005, based on their respective achievement of certain predetermined corporate and individual targets. The amount of the bonus award that each individual executive officer was eligible to receive was calculated by multiplying such officer’s target bonus by such officer’s bonus target factor (ranging from 0 to 1 and determined by the Compensation Committee based on such executive officer’s achievement of corporate and individual targets). Corporate targets were based, in part, on the executive officer’s performance and contribution to the Company’s financial performance and achievement of strategic objectives. Individual targets were based on an evaluation of the individual officer’s performance and contribution as compared to that of his or her respective peer group. Corporate and individual targets were established by the Compensation Committee. The Summary Compensation Table on page 21 of this Proxy Statement reflects bonus payments made to such individuals pursuant to the Senior Management Bonus Plan in respect of 2005 performance.

Change of Control and Other Arrangements

During 2004, we entered into management retention agreements with Messrs. Hadley, Halvorson, Souissi, Weinert and O’Bright (Mr. O’Bright has since departed the Company) and we filed a copy of the underlying form of agreement as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2004. In 2005, we entered into such an agreement with each of Ms. Ratcliffe and Mr. Ross. The agreements entitle those executive officers to enumerated severance benefits if, within the one year period immediately following a change of control of the Company (as defined in the agreement), we were to terminate the employee’s employment with us other than for cause (as defined in the agreement) or disability or the employee were to terminate his or her employment with us for good reason (as defined in the agreement). These severance benefits would include a lump sum payment of three times the sum of the employee’s annual base salary then in effect and the applicable targeted annual bonus, up to 24 months of continued medical benefits, full acceleration of vesting of the employee’s stock options, a tax equalization payment to eliminate the effects of any applicable excise tax, and financial planning and outplacement services for a period not to exceed one year and at a cost not to exceed $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2005 until July 28, 2005, the Compensation Committee consisted of Messrs. Rossi, Lim and Pittard. For the remainder of 2005, the Compensation Committee consisted of Messrs. Rossi, Lim and Werner. No member of the Compensation Committee during 2005 has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph compares the cumulative total stockholder return on the Company’s common stock between December 31, 2000 and December 31, 2005 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (“Nasdaq Index”) and (ii) the Nasdaq Telecommunications Index (the “Nasdaq Telecom Index”), over the same period. This graph assumes the investment of $100.00 on December 31, 2000 in the common stock of the Company, the Nasdaq Index and the Nasdaq Telecom Index and assumes the reinvestment of any dividends. The stockholder return shown on the graph below should not be considered indicative of future stockholder returns and the Company will not make or endorse any predictions as to future stockholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NOVATEL WIRELESS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

	Cumulative Total Return
	11/16/00	12/01	12/02	12/03	12/04	12/05
NOVATEL WIRELESS, INC.	100.00	9.86	0.52	3.23	10.46	6.52
NASDAQ STOCK MARKET (U.S.)	100.00	70.75	51.08	76.82	85.44	96.38
NASDAQ TELECOMMUNICATIONS	100.00	69.73	35.46	58.99	62.95	59.41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnity agreements with each of its executive officers and directors, and certain other Company employees, which provide, among other things, that the Company will indemnify such officer, director or employee, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If you intend to propose any matter for action at our 2007 Annual Meeting of Stockholders and wish to have the proposal included in our 2007 Proxy Statement and Proxy Card, you must submit your proposal to the Corporate Secretary of Novatel Wireless at 9645 Scranton Road, Suite 205, San Diego, CA 92121, not later than December 18, 2006. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our Proxy Statement and Proxy Card relating to the 2007 Annual Meeting. You can find other specifics regarding the notice procedures, including the required content of the notice, and the means for determining the deadline for submitting stockholder proposals that are to be included in the Proxy Statement or Proxy Card, in our bylaws, a copy of which we will provide you without charge upon your request to our Corporate Secretary at the address set forth above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some brokers with account holders who are stockholders of Novatel Wireless may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Catherine F. Ratcliffe, Vice President of Business Affairs and Secretary, or call (858) 812-3400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. This Proxy Statement and our 2005 annual report may be viewed online at www.novatelwireless.com.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Novatel Wireless, Inc. under the U.S. Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Performance Measurement Comparison,” shall not be deemed to be soliciting material or incorporated, unless specifically provided otherwise in such filing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, as a consequence, we file reports, Proxy Statements and other information with the SEC. You may inspect and copy the reports, Proxy Statements and other information that we file at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the SEC’s Internet address, http://www.sec.gov. You may also inspect these reports and other information at the offices of the National Association of Securities Dealers, Inc., 1734 K. Street, N.W., Washington, D.C. 20006. These reports are also available on our web site at www.novatelwireless.com.

In addition, we will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon written or oral request, additional copies, without exhibits, of our Annual Report on Form 10-K for the period ended December 31, 2005. Please address requests for copies to: 9645 Scranton Road, Suite 205, San Diego, California 92121, Attn: Corporate Secretary, telephone (858) 812-3400.

We urge you to sign, date and return the enclosed Proxy Card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the annual meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors,

Catherine F. Ratcliffe Vice President of Business Affairs and Secretary

April 21, 2006

Appendix A

Charter

of the

Nominating Committee

of the

Board of Directors

of

Novatel Wireless, Inc.

PURPOSE

The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Novatel Wireless, Inc., a Delaware corporation (the “Company”), is to identify and recommend individuals qualified to be members of the Board and its constituent committees and to undertake such other matters as the Board may delegate to it from time to time.

MEMBERSHIP

The Committee shall consist of 3 independent members of the Board (or such other number as the Board may determine by resolution from time to time), each of whom meets the qualification standards and independence requirements established by applicable law and the stock exchange or automated quotation system on which the Company’s shares are listed. The members of the Committee will be appointed and serve at the discretion of the Board.

MEETINGS

The Committee shall hold regular meetings as it deems necessary or advisable which may be in-person or telephonic. Additional meetings may occur as the Chairman of the Committee deems advisable. The attendance at a Committee meeting of at least 2 members of the Committee shall constitute a quorum of the Committee. The affirmative vote of at least a majority of Committee members shall constitute the will of the Committee. The Committee shall maintain written minutes of its meetings and file them with the books and records of the Company. The Committee shall deliver reports to the Board of the Committee’s activities as the Board may request from time to time.

RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall be to:

1.	Review the qualifications of and nominate persons for election or re-election to the Board by Company stockholders at each annual or special meeting of stockholders, and appoint persons to fill Board vacancies, newly created directorships and Board committee assignments.

2.	Review the size and composition of the Board and its constituent committees, including the charters, structure, operations and reporting of each of the committees, and recommend to the Board any changes it deems necessary or advisable.

3.	Develop and recommend to the Board guidelines and criteria for selecting nominees to the Board and its constituent committees.

4.	Perform such other duties and responsibilities as the Board may, from time to time, assign to the Committee and as may be permitted by applicable law.

AUTHORITY

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities. The Committee shall have the authority to retain outside counsel, any search firm used to identify director candidates, or other experts or consultants, as it deems appropriate, including the authority to approve the firms’ fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice shall be considered privileged communications of the Company and the Committee shall take all necessary steps to preserve the privileged nature of those communications. The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

2

REVOCABLE PROXY

Novatel Wireless, Inc.

Annual Meeting of Stockholders — May 25, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement dated April 21, 2006 and, revoking any proxy heretofore given, hereby appoints Catherine Ratcliffe and Dan Halvorson, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, May 25, 2006, at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES LISTED AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

PLEASE MARK YOUR VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY: x

*DETACH PROXY CARD HERE*

PLEASE DETACH HERE

*	You Must Detach This Portion of the Proxy Card * Before Returning it in the Enclosed Envelope

Proposal 1. ELECTION OF DIRECTORS: To elect two directors to serve for three-year terms ending at the 2009 annual meeting of stockholders or until their successors are elected and qualified.

Nominees:

01 Peter V. Leparulo  ☐    FOR ☐    WITHHOLD

02 Horst J. Pudwill     ☐    FOR ☐    WITHHOLD

Proposal 2. RATIFICATION OF SELECTION OF KPMG, LLP. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

OTHER BUSINESS.

In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

In their discretion, the proxy holders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof. This proxy will be voted as directed herein or, if no contrary direction is indicated, will be voted FOR approval of Proposals 1 and 2.

I (We)  ☐    do  ☐    do not expect to attend the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED

(Please date this Proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Dated:                     , 2006.

Signature

Signature